UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 16, 2012

Bonamour Pacific, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-16974	59-2158586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5910 N. Central Expressway, Suite 900, Dallas, Texas	75206-5141
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(214) 855-0808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On October 17, 2012, Bonamour Pacific, Inc. (referred to herein as "Bonamour," "we," "us," "our" or the "Company") entered into a Series A Preferred Stock Purchase Agreement (the "Preferred Purchase Agreement") with Nathan Halsey (“Halsey”), who serves as a Director of the Company as well as our Chief Executive Officer and Secretary.  Pursuant to the Preferred Purchase Agreement, we issued 5,000,000 shares of our Series A Preferred Stock to Halsey in exchange for cash consideration in the amount of $5,000.

On October 17, 2012, the Company also entered into a Common Stock Purchase Agreement (the "Common Purchase Agreement") with Mr. Halsey.  Pursuant to the Common Purchase Agreement, we issued 25,000,000 shares of our Common Stock to Halsey in exchange for cash consideration in the amount of $25,000.

This report, including this Item 1.01 and the descriptions herein of the terms and conditions of the Preferred Purchase Agreement and the Common Purchase Agreement, are qualified in their entirety by reference to the Series A Preferred Stock Purchase Agreement and Common Stock Purchase Agreement, copies of which have been furnished as Exhibits 10.1 and 10.2, respectively, to this report and are (together with the description therein of such terms and conditions) incorporated by reference into this Current Report on Form 8-K, including in answer or partial answer to this Item 1.01.

Item 3.02             Unregistered Sales of Equity Securities.

As further described in Item 1.01 above, on October 17, 2012, we sold 5,000,000 shares of our Series A Preferred Stock to Nathan Halsey pursuant to the Preferred Purchase Agreement in exchange for cash consideration in the amount of $5,000 and 25,000,000 shares of our Common Stock to Nathan Halsey pursuant to the Common Purchase Agreement in exchange for cash consideration in the amount of $25,000.

On October 17, 2012, the Company entered into Consulting Agreements with Kevin B. Halter, Jr. (“Halter”) and G2 International, Inc. (“G2I”), wherein each of Halter and G2I will provide financial and consulting services to the Company (the “Services”) for a period of one year.  As consideration for the Services provided by Halter and G2I under the Consulting Agreements, the Company issued to 1,250,000 shares of our Common Stock to each of Halter and G2I, for a total issuance of 2,500,000 shares of Common Stock.

The securities were sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), based on transactions that did not involve any public offering, information furnished or otherwise made available to the purchaser of such securities; inquiries and disclosures made with respect to the status of such purchaser and restrictions on the transferability and sale of such securities and care otherwise exercised to assure that such purchaser was not an underwriter within the meaning of Section 2(a)(11) of the Securities Act.

Item 5.01             Changes in Control of Registrant.

The information contained in Items 1.01 and Item 3.02 of this Current Report is incorporated by reference into this Item 5.01.

As a result of the transactions consummated under the terms of the Preferred Purchase Agreement and Common Purchase Agreement (collectively the “Purchase Agreements”) described in Item 1.01 and Item 3.02 above, Nathan Halsey acquired shares of Common Stock and Series A Preferred Stock representing approximately 99% of the stockholder voting power of the Company. The consideration paid under the Purchase Agreements was paid from Mr. Halsey’s personal funds.

Item 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Directors

On October 16, 2012, Eric Tippetts and Markus Byrd were appointed to serve on the Board of Directors of the Company.

Appointment of Officers

Warren Hairford was appointed to serve as the Company’s Chief Operating Officer effective October 17, 2012. Prior to his appointment, from October 2011 to October 2012, Mr. Hairford served as Chief Operating Officer of TexStar Oil Ltd., a Texas limited liability company engaged in sourcing oil and gas exploration projects. Prior to his work with TexStar Oil Ltd., from January 1971 to December 2000, Mr. Hairford worked in various capacities with Conoco Inc. Such positions included General Manager of Perozuarta, C.A. Joint Venture in Puerta La Cruz, Venezuela, where he was responsible for managing the Petrozuata C.A. Joint Venture, including the Venezuela Heavy Oil Project (VEHOP), throughout all phases of engineering, construction, and development into a business for the production, upgrading, transportation, and marketing of extra-heavy crude from the Zuata region of Venezuela’s Orinoco Oil Belt. From November 1993 to July 1996, Mr. Hairford served as the General Director of the Polary Lights Company, in Arkhangelsk, Russia, where he was responsible for managing the Polar Lights JV, including Conoco Arctic Inc., throughout all phases of exploration, drilling, construction, start-up and production.  The General Director was responsible for acquiring rights, conducting and evaluating exploratory operations, reservoir characterization and appraisal, construction, development plans and operations, oil movements and marketing, and eventual disposition of assets. From June 1990 to October 1993, Mr. Hairford served as President and General Manager of Conoco Canada Limited, Calgary, Alberta Canada. From October 1989 to May 1990, Mr. Hairford served as Manager, Operations of Conoco UK Limited, in Aberdeen, Scotland. From June 1989 to September 1989, Mr. Hairford served as Manager, Southern Operations Division, Conoco UK Limited in Mablethorpe, England, where he was responsible for managing all Southern Operations Division activities to ensure that its contractual gas requirements were met and the economic return from its producing fields was optimized within agreed capital and operating budgets and in compliance with applicable laws, regulations, and company policy. From November 1986 to May 1989, he served as Manager of Engineering and Construction for Dubai Petroleum Company in Dubai, United Arab Emirates. From April 1984 to October 1986 he served as Division Operations Manager in Anchorage, Alaska where he managed the revenue generating unit of the Division to achieve optimum production of Conoco reserves in Alaska within budgetary, safety, company policy and regulatory constraints.  From July 1983 to March 1984 Mr. Hairford served as Operations Engineering Coordinator in Houston Texas, and from April 1978 to June 1983 he served as a Production Superintendant, where he oversaw extensive West Texas production operations from Midland, Texas. Prior to that, Mr. Hairford served Conoco in various other engineering and supervisory roles from January 1971 to March 1978.

Mr. Hairford received his Bachelor of Science degree in Petroleum Engineering from Louisiana State University in 1971. He went on to obtain a Masters in Business Administration in Management from the University of Texas of the Permiam Basin in 1982 and completed the University Management Development Program at the Darden Graduate School of Busniess Adminsitration – The Executive Program at University of Virginia in 1988.

Item 9.01             Financial Statements and Exhibits.

Exhibit	Description of Exhibit
10.1	Series A Preferred Stock Purchase Agreement, dated as of October 17, 2012, by and between Bonamour Pacific, Inc. and Nathan Halsey.
10.2	Common Stock Purchase Agreement, dated as of October 17, 2012, by and between Bonamour Pacific, Inc. and Nathan Halsey.
10.4	Consulting Agreement, dated as of October 17, 2012, by and between Bonamour Pacific, Inc. and Kevin B. Halter, Jr.
10.5	Consulting Agreement dated as of October 17, 2012, by and between Bonamour Pacific, Inc. and G2 International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonamour Pacific, Inc.

Date: October 19, 2012	By: /s/ Nathan Halsey
Name: Nathan Halsey
Title: Chief Executive Officer and Secretary